YUM! BRANDS, INC.
LONG TERM INCENTIVE PLAN
(As Amended Through the Fourth Amendment)

SECTION 1
GENERAL

1.1           PURPOSE.  YUM! Brands, Inc. Long Term Incentive Plan (the "Plan") has been established by YUM! Brands, Inc. (the "Company" or "YUM!") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company's shareholders.

1.2           PARTICIPATION.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3           OPERATION, ADMINISTRATION, AND DEFINITIONS.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2
OPTIONS AND SARS

2.1           DEFINITIONS.

(a)  The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an "NQO") or an incentive stock option (an "ISO"), as determined in the discretion of the Committee. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code.

(b)  A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2           EXERCISE PRICE.  The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than the closing price of a share of Stock on the date of grant as reported on the composite tape for securities listed on the New York Stock Exchange (or if no sales of stock were made on said exchange on such date, on the next preceding day on which sales were made on such exchange).

2.3           EXERCISE.  An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4           PAYMENT OF OPTION EXERCISE PRICE.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)  The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5           SETTLEMENT OF AWARD.  Settlement of Options and SARs is subject to subsection 4.7.

2.6           GRANTS OF OPTIONS AND SARS.  An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but the exercise price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant; provided, however, that an exercise price below the Fair Market Value at the time of such grant shall not be permitted in the case of a 409A Award if this would cause the award to be subject Code section 409A.

2.7           NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS.  Except for adjustments pursuant to subsection 4.2(f) (relating to adjustment of shares), the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

SECTION 3
OTHER STOCK AWARDS

3.1           DEFINITIONS.

(a)  A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(b)  A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)  A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(d)  A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2           RESTRICTIONS ON AWARDS.  Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)  If the right to become vested in a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Performance Unit Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting of the Award shall be not less than three years (provided that the required period for full vesting shall, instead, not be less than two years in the case of annual incentive deferrals payable in restricted shares) (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination). Awards to Directors may vest immediately.

(c)  The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; total shareholder return; customer satisfaction metrics; or restaurant unit development. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

(d)  To the extent an Award is a 409A Award (as defined in Section 8) and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be provided in full not later than the 60th day following the date there is no longer such a substantial risk of forfeiture with respect to the Award, unless the Committee shall clearly and expressly provide otherwise with respect to the Award in the Award agreement.

SECTION 4
OPERATION AND ADMINISTRATION

4.1           EFFECTIVE DATE.  The Plan shall be effective as of May 20, 1999 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on or after the ten-year anniversary of May 15, 2008, the date on which the Plan was amended by the Third Amendment.

4.2           The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

(b)  Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 70,600,000 (which number includes all shares delivered under the Plan since its establishment in 1999, determined in accordance with the terms of the Plan); and for purposes of applying the limitations of this paragraph (b), each share of Stock delivered pursuant to Section 3 (relating to Other Stock Awards) shall be counted as covering two shares of Stock, and shall reduce the number of shares of Stock available for delivery under this paragraph (b) by two shares except, however, in the case of restricted shares or restricted units delivered pursuant to the settlement of earned annual incentives, each share of Stock shall be counted as covering one share of Stock and shall reduce the number of shares of Stock available for delivery by one share.

(c)  To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)  If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)  Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)  The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 9,000,000 shares during any five calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this paragraph (i).

(ii)  For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 3,000,000 shares of Stock may be subject to such Awards granted to any one individual during any five-calendar-year period (regardless of when such shares are deliverable). If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferred period shall be disregarded.

(iii)  The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 12,000,000 shares except that Stock Units or Restricted Shares granted with respect to the deferral of annual cash incentive awards under the Company's deferral plan will not count towards this maximum.

(iv)  For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than $4,000,000 may be subject to such Awards granted to any one individual during any one-calendar-year period (regardless of when such amounts are deliverable). If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f)  If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock), or a material change in the market value of the outstanding shares of Stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(i)  the number and type of Shares (or other property) with respect to which Awards may be granted;

(ii)  the number and type of Shares (or other property) subject to outstanding Awards;

(iii)  the grant or Exercise Price with respect to outstanding Awards; and

(iv)  the terms, conditions or restrictions of outstanding Awards and/or Award agreements;

provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code. However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

4.3           GENERAL RESTRICTIONS.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4           TAX RESTRICTIONS.

(a)  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

(b)  Subsections 4.5, 4.6 and 4.7 shall be subject to the following:

(i)  Subsection 4.5 shall not be construed to permit the grant of a replacement Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (i) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted, is clearly and expressly designated as being deferred compensation subject to Code section 409A.

(ii)  Except with respect to an Option or SAR that, at the time it is granted, is clearly and expressly designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends (including dividend equivalents) with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR (or an increase to the compensation payable under the Option or SAR) pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(iii)  Neither subsection 4.5, 4.6 nor 4.7 shall be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

(iv)  Except for Options and SARs clearly and expressly designated at the time of grant as intended to be subject to Code section 409A, subsections 4.5, 4.6, and 4.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3).

(c)  At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards (as defined in Section 8 below), in accordance with the requirements of  Code section 409A, unless an exemption from Code section 409A is available and applicable, (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock, unless any such Award is expressly and clearly designated as deferred compensation at the time of its grant, and any Awards designed to meet the short-term deferral exception under Code section 409A, and (iii) to preserve the status of deferrals of compensation that were earned and vested prior to January 1, 2005 as exempt from Code section 409A, i.e., to preserve the grandfathered status of such deferrals.  To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Award agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Code section 409A to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). In the event that any Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a "protected party") shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

4.5           GRANT AND USE OF AWARDS.  Subject to subsection 4.4: In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award and that it will not impair the exemption of the Options or SARS from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Options or SARs are granted).

4.6           DIVIDENDS AND DIVIDEND EQUIVALENTS.  Subject to subsection 4.4: An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7           SETTLEMENT AND PAYMENTS.  Subject to subsection 4.4: Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8           TRANSFERABILITY.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9           FORM AND TIME OF ELECTIONS.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10           AGREEMENT WITH COMPANY.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11           ACTION BY COMPANY OR SUBSIDIARY.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or any Subsidiary who is delegated by the board of directors authority to take such action.

4.12           GENDER AND NUMBER.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13           LIMITATION OF IMPLIED RIGHTS.

(a)  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14           EVIDENCE.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5
CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, the Committee may provide under the terms of any Award that upon the occurrence of a Change in Control:

(a)  All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)  All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)  All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested.

Notwithstanding anything in this Plan or any Award agreement to the contrary, to the extent any provision of this Plan or an Award agreement would cause a payment of deferred compensation that is subject to Code section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a "change in ownership", "change in effective control" or "change in ownership of a substantial portion of the Company's assets" within the meaning of Code section 409A.  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

SECTION 6
COMMITTEE

6.1           ADMINISTRATION.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the date this Plan is adopted, the Committee shall mean the Compensation Committee of the Board of Directors.

6.2           POWERS OF COMMITTEE.  The Committee's administration of the Plan shall be subject to the following:

(a)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

6.3           DELEGATION BY COMMITTEE.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or the Committee, the Committee's authority with respect to Awards and other matters concerning Participants below the Partners Council or Executive Officer level is delegated to the Chief Executive Officer or the Chief People Officer of the Company.

6.4           INFORMATION TO BE FURNISHED TO COMMITTEE.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5            MISCONDUCT.  If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential or trade secrets of YUM!; (ii) breached any contract with or violated any fiduciary obligation to YUM!; or (iii) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this Section 6.5.

A "Potential Change in Control" shall exist during any period in which the circumstances described in items (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(i)  The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

(ii)  Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(iii)  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company's securities immediately prior to the transaction or transactions.

(iv)  The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 7
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; (ii) no amendments may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(e) or decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2 unless any such amendment is approved by the Company's shareholders; (iii) the provisions of subsection 2.6 (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company's shareholders; (iv) no amendment may expand the definition of Eligible Individual in subsection 8(e), unless any such amendment is approved by the Company's shareholders; (v) no amendment may decrease the minimum restriction or performance period set forth in subsection 3.2(b), unless any such amendment is approved by the Company's shareholders; (vi) adjustments pursuant to subsection 4.2(f) shall not be subject to the foregoing limitations of this Section 7; and (vii) no amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to Code section 409A.

SECTION 8
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)  409A AWARD.  The term "409A Award" shall mean each Plan Award that was not both earned and vested as of December 31, 2004, and all other Plan Awards that were materially modified after October 3, 2004, determined in each case within the meaning of Code section 409A.

(b)  AWARD.  The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(c)  BOARD.  The term "Board" shall mean the Board of Directors of the Company.

(d)  CHANGE IN CONTROL.  Except as otherwise provided by the Committee, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

(ii)  the following individuals' cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)  there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

"Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) YUM! or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of YUM! or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of YUM! in substantially the same proportions as their ownership of stock of YUM!.

(e)  CODE.  The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)  ELIGIBLE INDIVIDUAL.  For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Subsidiary, and any director of the Company. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(g)  FAIR MARKET VALUE.  For purposes of determining the "Fair Market Value" of a share of Stock as of any date, Fair Market Value shall mean the average between the lowest and highest reported sale prices of the Stock on that date on the principal exchange on which the Stock is then listed or admitted to trading. If the day is not a business day, the Fair Market Value of the Stock shall be determined as of the last preceding business day.

(h)  SUBSIDIARIES.  The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee; provided, however, that except for options and SARs designated as intended to be subject to Code section 409A, options and SARs shall not be granted to employees or directors of Subsidiaries unless the ownership of the Subsidiary satisfies Treas. Reg. §1.409A-1(b)(5)(iii).

(i)  STOCK.  The term "Stock" shall mean shares of common stock of the Company.